Exhibit 4.10

Addendum, effective February 1, 2016, to Power Supply Agreement dated June 3, 2010

(ELECTRICITY SUPPLY CONTRACT AT FREE MARKET PRICES BETWEEN

ELECTROPERÚ AND CEMENTOS PACASMAYO)

Term: Through December 31, 2025

Maximum contracted power:

Delivery point	MAXIMUM POWER (MW)
	2011	2012		2013	2014	2015		2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
		Jan. 1 to Jun. 30	Jul. 1 to Dec. 31			Jan. 1 to Dec. 14 (STAGE I)	15-31 Dec. (STAGE I)
GUADALUPE SUBSTATION 80 KV
- Peak hours	16.0	16.0	33.0	42.0	37.5	40.0	28.0	28.0	34.0	28.0	36.5	49.5	49.5	49.5	49.5	49.5	49.5
- Off-peak hours	24.0	24.0	40.0	50.0	50.0	40.8	31.0	30.0	30.0	40.0	43.0	44.0	44.0	44.0	44.0	44.0	44.0
PIURA OESTE SUBSTATION 220 KV
- Peak hours						4.0	16.0	16.0	16.0	16.0	16.0	16.0	16.0	16.0	16.0	16.0	16.0
- Off-peak hours						14.2	24.0	22.0	22.0	22.0	22.0	22.0	22.0	22.0	22.0	22.0	22.0
TOTAL
- Peak hours	16.0	16.0	33.0	42.0	37.5	44.0	44.0	44.0	50.0	44.0	52.5	65.5	65.5	65.5	65.5	65.5	65.5
- Off-peak hours	24.0	24.0	40.0	50.0	50.0	55.0	55.0	52.0	52.0	62.0	65.0	66.0	66.0	66.0	66.0	66.0	66.0

Additionally, a 5% tolerance on the maximum contracted power is allowed.

Minimum power (purchase obligation): Equivalent to 30% of maximum contracted power:

Delivery point	MAXIMUM POWER (MW)
	2011	2012		2013	2014	2015		2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
		Jan. 1 to Jun. 30	Jul. 1 to Dec. 31			Jan. 1 to Dec. 14 (STAGE I)	15-31 Dec. (STAGE I)
GUADALUPE SUBSTATION 60 KV
- Peak hours	4.8	4.8	9.9	12.6	11.3	12.0	8.4	8.4	10.2	8.4	11.0	14.9	14.9	14.9	14.9	14.9	14.9
- Off-peak hours
PIURA OESTE SUBSTATION 220 KV
- Peak hours						1.2	4.8	4.8	4.8	4.8	4.8	4.8	4.8	4.8	4.8	4.8	4.8
- Off-peak hours
TOTAL
- Peak hours	4.8	4.8	9.9	12.6	11.3	13.2	13.2	13.2	15.0	13.2	15.8	19.7	19.7	19.7	19.7	19.7	19.7
- Off-peak hours

Exclusivity: Exclusive electricity supply (up to the maximum power supply contractually agreed).

Pricing:

From February 1, 2016 to December 31, 2020:

	Active energy US$/MWh		Power US$/kW-month
Delivery point	Peak hours	Off-peak hours	Peak hours
Delivery point: 60 kV busbar in the Guadalupe Substation
• Generation prices on the Reference Generation Busbar (RGB): 60 kV Busbar in the Guadalupe Substation	38,93	35,76	5,96
• Generation prices on the delivery point	38,93	35,76	5,96
Delivery point: 220 kV busbar in the Piura Oeste Substation
• Generation prices on the RGB: 220 kV busbar in the Piura Oeste Substation	39,67	36,45	6,00
• Generation prices on the delivery point	39,67	36,45	6,00

From January 2021 to December 31, 2025:

	Active energy US$/MWh		Power US$/kW-month
Delivery point	Peak hours	Off-peak hours	Peak hours
Delivery point: 60 kV busbar in the Guadalupe Substation
• Generation prices on the Reference Generation Busbar (RGB): 60 kV Busbar in the Guadalupe Substation	42,73	39,25	5,96
• Generation prices on the delivery point	42,73	39,25	5,96
Delivery point: 220 kV busbar in the Piura Oeste Substation
• Generation prices on the RGB: 220 kV busbar in the Piura Oeste Substation	43,55	40,00	6,00
• Generation prices on the delivery point	43,55	40,00	6,00

Transmission prices will also be added (fee for connection toll to the Main Transmission System and the toll corresponding to the Secondary Transmission Systems and Complementary Transmission Systems assigned to Demand Areas no. 3 and 15).

Generation prices will be adjusted each month according to a formula (for power: Based on the US Producer Price Index; and for energy: Based on the US Producer Price Index, Natural Gas Price, Reference Import Price for Bituminous Coal and Net Price on Residual Oil no. 6).

Tariff periods:

For power:

•	Peak hours: from 18:00 to 21:00 hours, Monday through Saturday, except for nonworking holidays nationwide.

•	Off-peak hours: from 00:00 to 18:00 hours and from 21:00 to 24:00 hours, Monday through Saturday, except for nonworking holidays nationwide; and from 00:00 to 24:00 hours, Sundays and nonworking holidays nationwide.

For energy:

•	Peak hours: from 18:00 to 23:00 hours, Monday through Saturday, except for nonworking holidays nationwide.

•	Off-peak hours: from 23:00 to 18:00 hours, Monday through Saturday, except for nonworking holidays nationwide; and from 00:00 to 24:00 hours, Sundays and nonworking holidays nationwide.

Penalty on power excess: 25% of the price.

Delivery point: 60 kV busbar in the Guadalupe Substation and 220 kV busbar in the Piura Oeste Substation.

Termination without cause: Either party may terminate the contract without cause, with a prior notice of 90 calendar days and a payment equivalent to 18 times the average monthly total billing of the last 12 months billed for the supply.